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                                                                     EXHIBIT 5.1

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    AUSTIN                                 BAKER & BOTTS
    DALLAS                                    L.L.P.
    MOSCOW                                ONE SHELL PLAZA
   NEW YORK                                910 LOUISIANA                        TELEPHONE: (713) 229-1234
WASHINGTON, D.C.                    HOUSTON, TEXAS 77002-4995                   FACSIMILE: (713) 229-1522

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                                                             March 31, 1999




Lyondell Chemical Company
One Houston Center, Suite 1600
1221 McKinney Street
Houston, Texas  77010

Gentlemen:

          We have acted as counsel for the Registrants (as hereinafter defined) in connection with the Registration Statement on Form S-3 (Reg. No. 333-60429), as amended to date (the "Registration Statement"), filed by Lyondell Trust I, Lyondell Trust II and Lyondell Trust III, each a statutory business trust formed under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), and Lyondell Chemical Company, a Delaware corporation (the
"Company" and together with the Trusts, the "Issuers"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) senior debt securities and subordinated debt securities of the Company (the "Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock"), (iii) shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), (iv) preferred trust securities of the Trusts (the "Trust Preferred Securities"), (v) subordinated debt securities of the Company for issuance directly to a Trust (the "Subordinated Debt Trust Securities") and (vi) the Company's guarantee with respect to the Trust Preferred Securities (each, a "Guarantee," and collectively, the "Guarantees"), to be issued and sold by the Issuers from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $4,000,000,000. The Debt Securities, the Preferred Stock, the Common Stock, the Trust Preferred Securities, the Subordinated Debt Trust Securities and the Guarantees are hereinafter referred to as the "Securities."

          In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date (together, the "Charter Documents"), (ii) the form of the Indenture to be filed as
Exhibit 4.1 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Senior Debt Indenture"), pursuant to which senior Debt Securities may
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BAKER & BOTTS
    L.L.P.


Lyondell Chemical Company           - 2 -                        March 31, 1999


be issued, (iii) the form of the Indenture to be filed as Exhibit 4.2 to the Registration Statement to be executed by the Company and the trustee thereunder (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued, (iv) the form of the Subordinated Indenture filed as
Exhibit 4.3 to the Registration Statement to be executed by the Company and The First National Bank of Chicago, as Trustee (the "Subordinated Debt Trust Securities Indenture"), as such Subordinated Indenture will be supplemented by a form of Supplemental Indenture to be filed as Exhibit 4.8 to the Registration Statement, pursuant to which each series of Subordinated Debt Trust Securities will be issued (each, a "Supplemental Indenture" and collectively, the "Supplemental Indentures"), (v) the form of the Amended and Restated Declaration of Trust for each of the Trusts filed as Exhibits 4.5.1, 4.5.2 and 4.5.3 to the Registration Statement, (vi) the form of the Guarantees filed as Exhibit 4.10 to the Registration Statement (a "Guarantee Agreement") and (vii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company and the Trusts, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

          In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
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BAKER & BOTTS
    L.L.P.


Lyondell Chemical Company           - 3 -                        March 31, 1999


          2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate of Designations") and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

          4. With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for
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BAKER & BOTTS
    L.L.P.


Lyondell Chemical Company           - 4 -                        March 31, 1999


such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Subordinated Debt Indenture has been duly qualified under the TIA; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of
(x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6. With respect to a series of Subordinated Debt Trust Securities to be issued under the Subordinated Debt Trust Securities Indenture, when (i) the Subordinated Debt Trust Securities Indenture and the Supplemental Indenture relating to such series of Subordinated Debt Trust Securities have been duly authorized and validly executed and delivered by each of the parties thereto;
(ii) the Subordinated Debt Trust Securities Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such series of Subordinated Debt Trust Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Subordinated Debt Trust Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Trust Securities Indenture and the Supplemental Indenture relating to such series of Subordinated Debt Trust Securities and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the
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BAKER & BOTTS
    L.L.P.


Lyondell Chemical Company           - 5 -                        March 31, 1999

instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Subordinated Debt Trust Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7. With respect to a Guarantee to be issued pursuant to the applicable Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto and
(ii) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of
(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinions set forth above are limited in all respects to matters of Delaware corporate law and the contract law of the State of New York as in effect on the date hereof. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the caption "Legal Matters" in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby
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BAKER & BOTTS
    L.L.P.


Lyondell Chemical Company           - 6 -                        March 31, 1999

admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    Baker & Botts LLP